UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2005

DEEP WELL OIL & GAS, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	0-24012	13-3087510
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10117 Jasper Avenue, Suite 510, Edmonton, Alberta, Canada T5J 1W8
(Address of principal executive offices)

Registrant’s telephone number, including area code: (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 12, 2005, pursuant to subscription agreements, we closed a private placement to three investors of an aggregate of 500,000 units at a price of US$0.40 per unit, for total proceeds of US$200,000. Each unit consists of one common share and one common share purchase warrant, with each warrant entitling its holder to acquire one share of our common stock at an exercise price of US$0.60. The exercise price of the warrants will be adjusted from time to time upon the occurrence of certain events, as provided in the warrants. The warrants expire on August 12, 2008. The units were issued pursuant to Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “1933 Act”).

In addition, on August 12, 2005, pursuant to a Debt Settlement Agreement, one holder of US$84,378.40 of our indebtedness exchanged its indebtedness for 210,946 units at a deemed exchange price of US$0.40 per unit. Each unit consists of one common share and one common share purchase warrant, with each warrant entitling its holder to acquire one common share of Deep Well, at an exercise price of US$0.60. The exercise price of the warrants will be adjusted from time to time upon the occurrence of certain events, as provided in the warrants. The warrants expire on August 12, 2008. The units were issued pursuant to Section 3(a)(9) of the 1933 Act and Regulation S.

The agreements pursuant to which each person received units provide that each holder of units will have “piggy back” registration rights if we file a registration statement under the 1933 Act in connection with an offering of our securities.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
4.1	Form of Subscription Agreement for private placement of units
4.2	Debt Settlement Agreement
4.3	Form of Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: August 17, 2005	By:	/s/ Horst A. Schmid
Name: Dr. Horst A. Schmid
Title: President